AMENDMENT TO TRANSFER AGENT AGREEMENT
                                     between
                             AETNA SERIES FUND, INC.
                                       and
                              FIRSTAR TRUST COMPANY

                                   WITNESSETH:


         WHEREAS, Aetna Series Fund, Inc. (the "Company"), and Firstar Trust Company, formerly First Wisconsin Trust Company ("Agent"), entered into a Transfer Agent Agreement (the "Agreement") on December 10, 1991 with respect to the assets of certain series of the Company and some or all additional series that the Company may establish from time to time ("Series"); and

         WHEREAS, the Company has authorized the creation of a new Series, Aetna Bond Fund, and has amended its registration statement on Form N-1A to register shares of beneficial interest of the Series with the Securities and Exchange Commission; and

         WHEREAS, the Company desires to appoint the Agent as transfer agent of the assets for such Series;

         NOW THEREFORE, it is agreed as follows:

         1. The Company, on behalf of the Series, hereby appoints Agent, and Agent hereby accepts appointment, as the Transfer Agent and dividend disbursing agent for the Series, in accordance with all the terms and conditions set forth in the Agreement.

         2. The Company is entering into this Agreement incorporating the Agreement on behalf of the Series individually and not jointly with any other Series. In the Agreement, the term "Series Fund" shall refer to the Company solely on behalf of each Series individually to which a particular obligation under the Agreement relates. The responsibilities and benefits set forth in the Agreement shall refer to each Series severally and not jointly. No individual Series shall have any responsibility for any obligation arising out of any Series transaction entered into by any other Series. Without otherwise limiting the generality of the foregoing,

         (a) any breach of the Agreement regarding the Company with respect to any one Series shall not create a right or obligation with respect to any other Series;

         (b) under no circumstances shall the Agent have the right to set off claims relating to a Series by applying property of any other Series;

         (c) no Series shall have the right of set off against the assets held by any other Series;

         (d) the business and contractual relationships created by the Agreement as amended hereby, and the consequences of such relationships relate solely to the particular Series to which such relationship was created; and

         (e) all property held by Agent on behalf of a particular Series shall relate solely to the particular Series.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below on the date mentioned below.


Firstar Trust Company                       Aetna Series Fund, Inc. on behalf of
                                            Aetna Bond Fund individually

By:       /s/ Joe D. Redwine                By:        /s/ Shaun P. Mathews
          -----------------------------                -------------------------

Name:     Joe D. Redwine                    Name:      Shaun P. Mathews
          -----------------------------                -------------------------

Title:    Vice President                    Title:     President
          -----------------------------                -------------------------

Date:     January 1994                      Date:      December 7, 1993
          -----------------------------                -------------------------

                      Amendment to Transfer Agent Agreement
      Schedule Pursuant to Rule 483(d)(2) under the Securities Act of 1933

Amendments to the Transfer Agent Agreement have been entered into by Aetna Series Fund, Inc. on behalf of the following funds in substantially the same form and type as exhibit 24(b)(9)(c)(ii) - Amendment to Transfer Agent Agreement (January 1994), included herewith.

  Date                    Portfolio                       Difference
  ----                    ---------                       ----------
  1/94       Aetna Small Company Growth Fund                 None

  1/94       Aetna Growth Fund                               None